UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 2, 2020

Tapestry, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-16153	52-2242751
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

    10 Hudson Yards, New York, New York 10001
(Address of Principal Executive Offices, and Zip Code)

        (212) 946-8400
Registrant’s Telephone Number, Including Area Code

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TPR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
 (b) On June 2, 2020, Brian Satenstein, Vice President, Controller and Principal Accounting Officer of Tapestry, Inc. (the “Company”), notified the Company that he is resigning from the Company to pursue another opportunity.  Mr. Satenstein is expected to be employed by the Company through June 26, 2020.
(c)  On June 8, 2020, the Board of Directors (the “Board”) of the Company appointed Manesh B. Dadlani, 37, the Company’s current Vice President & Assistant Corporate Controller, as the Company’s new Vice President, Controller and the Principal Accounting Officer of the Company, effective upon Mr. Satenstein’s departure from this role. Mr. Dadlani has served in his current position since January 2019. Prior to that, Mr. Dadlani served in various roles within the Company since November 2013, including Regional Controller of Europe from 2015-2016 and, subsequently, Senior Director of SEC and Accounting Policy.  From 2009 through 2013, he held various accounting positions at Ralph Lauren Corporation.  Mr. Dadlani began his career at KPMG LLP in 2005 through 2009, and is a Certified Public Accountant.
Mr. Dadlani’s annual base salary is $285,000, with a target bonus opportunity pursuant to Tapestry’s Performance-Based Annual Incentive Plan equal to 40% of his base salary (with payment ranging from 0 - 200% of target subject to performance). The actual amount of this bonus will be based on Tapestry’s attaining pre-set financial or other operating criteria determined by the Human Resources Committee (the “Committee”) of the Board in accordance with the terms of the Performance-Based Annual Incentive Plan. All of his salary and bonus are subject to his continued employment with the Company through the time that such salary and bonus would normally be paid.
Mr. Dadlani is expected to receive an annual equity grant, which may be granted in a mix of different equity vehicles, which may include stock options and/or restricted stock units. The actual grant value and any such equity grant will be based on his position, performance, time in job and other criteria as the Committee determines, in its discretion.

There are no family relationships between Mr. Dadlani and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:  June 8, 2020

TAPESTRY, INC.

By:	/s/ Todd Kahn
Todd Kahn
President, Chief Administrative Officer and Secretary